                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       AIRNET SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
                              AIRNET SYSTEMS, INC.
                           3939 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO 43219
                                 MARCH 30, 1999

                            ------------------------

Dear Fellow Shareholders:

    The Annual Meeting of the Shareholders of AirNet Systems, Inc., an Ohio corporation, will be held at 10:00 a.m., local time, on Friday, May 14, 1999, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio. The enclosed Notice of Annual Meeting and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting.

    You are being asked to consider and vote upon the election of five directors, each for a term to expire at the 2000 Annual Meeting. Your Board of Directors recommends that you vote FOR the five nominees named in the enclosed Proxy Statement.

    On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save AirNet additional expenses of solicitation and will help ensure that as many common shares as possible are represented.

                                          Sincerely,

                                          Gerald G. Mercer
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

           [LOGO]

                              AIRNET SYSTEMS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MAY 14, 1999

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AirNet Systems, Inc., an Ohio corporation, will be held on Friday, May 14, 1999, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, for the following purposes:

    1. To elect five directors, each for a term to expire at the 2000 Annual Meeting.

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    The close of business on March 22, 1999, has been fixed by the Board of Directors of AirNet as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of AirNet in writing that you wish to vote your common shares in person, your proxy will not be used.

                                          By Order of the Board of Directors

                                          William R. Sumser,
                                          SECRETARY

AirNet Systems, Inc.
3939 International Gateway
Columbus, Ohio 43219

March 30, 1999

                              AIRNET SYSTEMS, INC.
                           3939 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO 43219

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                              FRIDAY, MAY 14, 1999

    This Proxy Statement is furnished to the shareholders of AirNet Systems, Inc., an Ohio corporation, in connection with the solicitation on behalf of the Board of Directors of AirNet of proxies for use at the Annual Meeting of Shareholders to be held on Friday, May 14, 1999, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    This Proxy Statement and the accompanying proxies are first being mailed on or about March 30, 1999, to all shareholders of AirNet.

                                    GENERAL

    Only holders of record of AirNet common shares at the close of business on March 22, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were 11,383,409 common shares outstanding. Each common share entitles the holder to one vote. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting. Other than the common shares, there are no voting securities of AirNet outstanding.

    Common shares represented by signed proxies that are returned to AirNet will be counted toward the quorum in all matters even though they are marked as "Withhold Authority" regarding the election of directors or they are not marked at all. Broker/dealers, who hold their customers' common shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such those common shares and may vote them on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote the common shares on other matters, which typically include significant corporate transactions such as mergers and acquisitions, amendments to the charter documents of AirNet and the approval of stock compensation plans, without specific instructions from the customer who owns the common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes will be counted for quorum purposes.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of AirNet, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of the proxy.

    The expense of preparing, printing and mailing proxy materials to the AirNet shareholders will be borne by AirNet. In addition, proxies may be solicited personally or by telephone by officers or associates of AirNet, none of whom will receive additional compensation therefor. AirNet will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the common shares.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

    The following table sets forth the number and percentage of outstanding common shares beneficially owned by (i) each director of AirNet; (ii) each executive officer of AirNet included in the Summary Compensation Table; (iii) all current directors and executive officers of AirNet as a group; and (iv) each person known by AirNet to own beneficially more than five percent of the common shares, in each case, as of March 22, 1999 (except as otherwise noted). The address of each of the current executive officers and directors is c/o AirNet, 3939 International Gateway, Columbus, Ohio 43219.

                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                        (1)
                                                    --------------------------------------------
                                                                      COMMON SHARES
                                                                       WHICH CAN BE
                                                                      ACQUIRED UPON
                                                                       EXERCISE OF
                                                    COMMON SHARES        OPTIONS
                     NAME OF                          PRESENTLY        EXERCISABLE                   PERCENT OF
                 BENEFICIAL OWNER                       HELD          WITHIN 60 DAYS     TOTAL       CLASS (2)
--------------------------------------------------  -------------     --------------   ---------     ----------
Gerald G. Mercer (3)..............................    3,166,048           80,000       3,246,048         28.3%
Glenn M. Miller (3)...............................      310,333           23,000         333,333          2.9%
Eric P. Roy (3)...................................      189,975(4)        42,000         231,975          2.0%
Guy S. King (3)...................................       91,087           23,000         114,087          1.0%
William R. Sumser (3).............................       62,002(6)        23,000          85,002         (5)
Kendall W. Wright (3).............................       27,381(7)        --              27,381         (5)
J.F. Keeler, Jr...................................       10,185(8)         6,000          16,185         (5)
Tony C. Canonie, Jr...............................       10,000            6,000          16,000         (5)
Roger D. Blackwell................................        7,700            6,000          13,700         (5)
Russell M. Gertmenian.............................        5,000(9)         6,000          11,000         (5)
Donald D. Strench (3).............................        3,269           18,000          21,269         (5)
All current directors and executive officers as a
  group (11 persons)..............................    3,693,005          197,000       3,890,005         33.6%
Adele Mercer......................................      950,000           --             950,000          8.3%
  13508 M-73 Road
  Montrose, CO 81401
Wellington Management Company, LLP................      697,000(10)       --             697,000(10)      6.1%
  75 State Street
  Boston, MA 02109
Royce and Associates, Inc.........................      700,000(11)       --             700,000(11)      6.1%
  1414 Avenue of the Americas
  New York, NY 10019
Wanger Asset Management L.P.......................      675,000(12)       --             675,000(12)      5.9%
  Wanger Asset Management Ltd.
  227 West Monroe St., Suite 3000
  Chicago, IL 60606

------------------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table.

 (2) The percent of class is based upon the sum of (i) 11,383,409 common shares outstanding on March 22, 1999 and (ii) the number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 22, 1999.

 (3) Individual named in the Summary Compensation Table.

 (4) Of these 189,975 common shares, 1,000 common shares are held of record by each of Mr. Roy's two minor children, 80,000 common shares are held in the Revocable Trust Created by Eric P. Roy and 80,000 common shares are held in the Revocable Trust Created by Carol P. Roy, Mr. Roy's wife. Mr. Roy and his wife are co-trustees of each of the trusts and share voting and dispositive power with respect to the common shares held in the trusts.

 (5) Represents ownership of less than 1% of the outstanding common shares of AirNet.

 (6) Of these 62,002 common shares, 5,000 common shares are held by Mr. Sumser's wife,

 (7) Of these 27,381 common shares, 4,829 common shares are held by Mr. Wright's wife.

 (8) Of these 10,185 common shares, 7,500 common shares are held by the Keeler Family Limited Partnership, of which Mr. Keeler is the sole general partner. Mr. Keeler possesses sole voting and investment power with respect to the common shares held by the limited partnership.

 (9) Of these 5,000 common shares, 2,100 common shares are held of record by Mr. Gertmenian's wife and 500 common shares are held by Mr. Gertmenian's son.

 (10) Based on information contained in filings with the SEC (the latest of which is dated December 31, 1998), Wellington Management Company, LLP, a registered investment advisor ("Wellington"), may be deemed to beneficially own, as of December 31, 1998, 697,000 common shares held of record by Wellington clients. The filing also indicates that Wellington has shared voting power over 394,900 of these 697,000 common shares and shared dispositive power over all 697,000 common shares.

 (11) Based on information contained in filings with the SEC (the latest of which is dated February 9, 1999), Royce & Associates, Inc., a registered investment advisor ("Royce"), beneficially owned 700,000 common shares and Royce Management Company, also a registered investment advisor ("RMC"), beneficially owned 19,620 common shares, in each case as of December 31, 1998. The filing indicates that each of Royce and RMC has sole voting and dispositive power with respect to the common shares beneficially owned by it. Charles M. Royce may be deemed a controlling person of Royce and RMC and as such, may be deemed to beneficially own the common shares beneficially owned by Royce and RMC. The filing indicates that Mr. Royce does not own any common shares outside of Royce and RMC and disclaims beneficial ownership of the common shares held by Royce and RMC.

 (12) Based on information contained in filings with the SEC (the latest of which is dated February 23, 1999), Wanger Asset Management L.P., a registered investment advisor ("WAM"), and its general partner Wanger Asset Management Ltd. ("WAM LTD") beneficially owned 675,000 common shares as of December 31, 1998 and have shared voting and dispositive power with respect to these common shares. All of these common shares were acquired on behalf of discretionary clients of WAM, including Acorn Investment Trust, a registered investment company having the same address as WAM. The filing indicates that Acorn Investment Trust beneficially owned 600,000 common shares as of December 31, 1998 and has shared voting and dispositive power with respect to these common shares.

                             ELECTION OF DIRECTORS

    Pursuant to the Code of Regulations of AirNet, the Board of Directors has set the authorized number of directors at five. Each director holds office for a term expiring at the next Annual Meeting. The Board of Directors proposes that the five nominees identified below be elected as directors, each for a new term to expire at the 2000 Annual Meeting and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

    The following information, as of March 22, 1999, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to AirNet by each director. Except where indicated, each director has had the same principal occupation for the last five years.

NOMINEES STANDING FOR ELECTION TO THE BOARD OF DIRECTORS

    GERALD G. MERCER

    Gerald G. Mercer has served as Chairman of the Board, President and Chief Executive Officer of AirNet since founding the company in 1974. He won Ohio's "Entrepreneur of the Year" Award in 1996 and has been a member of the Young Presidents' Organization since 1986. Mr. Mercer has been a guest speaker at several major universities throughout the country.

    ROGER D. BLACKWELL

    Dr. Blackwell, 58, has been a director since December 1996. Dr. Blackwell is a Professor of Marketing at The Ohio State University and is also President and Chief Executive Officer of Roger D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Dr. Blackwell is also a director of Intimate Brands, Inc., Checkpoint Systems, Inc., Abercrombie & Fitch Co., Max & Erma's Restaurants, Inc., Applied Industrial Technologies, Inc., Cheryl & Co., Worthington Foods, Inc. and The Flex-Funds. Dr. Blackwell serves on the Compensation and Audit Committees of the AirNet Board of Directors.

    TONY C. CANONIE, JR.

    Mr. Canonie, 52, has been a director since June 1996. Since 1990, Mr. Canonie has served as Chief Executive Officer of Canonie Ventures, Inc., an advisory services and venture capital firm. He was a member and former Chapter Chairman of the Young Presidents' Organization and is a member of the Chief Executives Organization and the World Presidents' Organization. Mr. Canonie serves on the Compensation Committee of the AirNet Board of Directors.

    RUSSELL M. GERTMENIAN

    Mr. Gertmenian, 51, has been a director since June 1996. Mr. Gertmenian has been a partner of Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as a member of the firm's Executive Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to AirNet during the 1998 fiscal year and continues to render legal services to AirNet during the 1999 fiscal year. Mr. Gertmenian is also a director of Liqui-Box Corporation. Mr. Gertmenian serves on the Audit Committee of the AirNet Board of Directors.

    J.F. KEELER, JR.

    Mr. Keeler, 58, has been a director since June 1996. Mr. Keeler is Chairman and Chief Executive Officer of The Fishel Company, a national utilities construction firm, which he first joined in 1967. Mr. Keeler is also a director of Metatec Corporation and serves on the Bank One of Ohio Board of Advisors. Mr. Keeler serves on the Compensation and Audit Committees of the AirNet Board of Directors.

RECOMMENDATION AND VOTE

    Under Ohio law and AirNet's Code of Regulations, the five nominees for election to the Board of Directors receiving the greatest number of votes will be elected.

    Common shares represented by the accompanying proxy card will be voted FOR the election of the nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for the nominee or nominees. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

    THE AIRNET BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors held five meetings during the fiscal year ended December 31, 1998. The Board of Directors has standing Audit and Compensation Committees. There is no standing nominating committee or committee performing similar functions. Each incumbent member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during 1998.

    AUDIT COMMITTEE. The Audit Committee reviews and approves the scope and results of any outside audit of AirNet and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee held two meetings during 1998.

    COMPENSATION COMMITTEE. The Compensation Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all executive officers and certain other associates of AirNet. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by AirNet for the benefit of executive officers or other associates. The Compensation Committee held five meetings during 1998.

COMPENSATION OF DIRECTORS

    Directors who are officers or associates of AirNet receive no additional compensation for their services as members of the Board of Directors or as members of Board committees. Directors who were not officers or associates of AirNet ("Non-Employee Directors") are paid a quarterly fee of $3,500. In addition, each committee member, other than the Chairman, receives a fee of $1,500 for each committee meeting attended and the Chairman receives $2,000. AirNet's directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.

    Effective May 27, 1998, AirNet established the AirNet Systems, Inc. Director Deferred Compensation Plan (the "Director Plan"). Voluntary participation in the Director Plan enables a director of AirNet or its subsidiaries, to defer all or a part of his or her director's fees, including federal income tax thereon. Such deferred fees may be credited to (1) a cash account where such funds will earn interest at the rate prescribed in the Director Plan or (2) a stock account where such funds will be converted into common shares. Distribution of the deferred funds is made in a single lump sum payment or in equal annual installments over a period of not more than ten years commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to be such. Cash accounts will be distributed in the form of cash and stock accounts will be distributed in the form of common shares or cash, as selected by the plan administrator.

    On August 19, 1998, each Non-Employee Director was granted an option to purchase 20,000 common shares. Any individual who becomes a Non-Employee Director in the future will automatically be granted an option to purchase 20,000 common shares effective on the date of his appointment or election. In each case, the option will vest in five equal annual installments beginning on the date of grant, with such vesting being accelerated upon the occurrence of specified change-in-control events. The exercise price of each option granted to a Non-Employee Director is equal to the fair market value of the common shares on the date of grant. Each option granted to a Non-Employee Director has a ten-year term.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the years ended December 31, 1998 and 1997 and September 30, 1996 and the three months ended December 31, 1996, cash compensation and other benefits paid or provided by AirNet to its Chief Executive Officer and the six other most highly compensated executive officers of AirNet (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                  ---------------
                                                                                      AWARDS
                                                                                  ---------------
                                                           ANNUAL COMPENSATION     COMMON SHARES     ALL OTHER
                                                          ----------------------    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                 PERIOD        SALARY ($)  BONUS ($)     OPTIONS (#)         ($)
------------------------------------  ------------------  ----------  ----------  ---------------  -------------
Gerald G. Mercer                         12 mos 12/31/98  $  421,619  $  200,000       100,000      $     5,000(1)
  Chairman of the Board,                 12 mos 12/31/97     410,776      --            20,000            4,750
  President and Chief                     12 mos 9/30/96     706,667     593,424        40,000            4,499
  Executive Officer                       3 mos 12/31/96     100,000      --            --              --

Eric P. Roy (2)                          12 mos 12/31/98     289,867     150,000        50,000          588,125(3)
  Executive Vice                         12 mos 12/31/97     282,408      --            12,000            4,750
  President and Chief                     12 mos 9/30/96     181,333     157,630        20,000           56,615
  Financial Officer                       3 mos 12/31/96      68,750      --            --              --

Donald D. Strench (4)                    12 mos 12/31/98     210,808     200,000        --                5,000(1)
  Vice President,                        12 mos 12/31/97     197,885      80,000         8,000            4,750
  Corporate Development                   12 mos 9/30/96      78,750      43,750        10,000          --
                                          3 mos 12/31/96      43,750       8,750        --              --

William R. Sumser                        12 mos 12/31/98     210,808      30,000        --                5,000(1)
  Acting Chief Financial                 12 mos 12/31/97     205,385      --             8,000            4,750
  Officer, Vice President,                12 mos 9/30/96     120,000      86,738        15,000           10,719
  Finance, Controller and                 3 mos 12/31/96      50,000      --            --              --
  Secretary (5)

Glenn M. Miller                          12 mos 12/31/98     210,808      --            --                5,000(1)
  Vice President,                        12 mos 12/31/97     205,385      --             8,000            4,750
  Operations                              12 mos 9/30/96     156,333     168,823        15,000          145,107
                                          3 mos 12/31/96      50,000      --            --              --

Guy S. King                              12 mos 12/31/98     210,808      --            --                5,000(1)
  Vice President,                        12 mos 12/31/97     205,385      --             8,000            4,750
  Express Sales                           12 mos 9/30/96     156,333     133,114        15,000           27,895
                                          3 mos 12/31/96      50,000      --            --              --

Kendall W. Wright                        12 mos 12/31/98     210,808      --            --                5,000(1)
  Vice President,                        12 mos 12/31/97     205,385      --             8,000            4,750
  Bank Sales                              12 mos 9/30/96     156,333     135,474        15,000           24,421
                                          3 mos 12/31/96      50,000      --            --                  142

------------------------

(1) "All Other Compensation" for these Named Executive Officers consists of amounts contributed by AirNet to their accounts under the AirNet Systems, Inc. Retirement Savings Plan (the "Savings Plan").

(2) In December 1998, Mr. Roy resigned his positions as an executive officer and director effective January 1, 1999.

(3) Includes $583,125 related to Mr. Roy's separation package which AirNet accrued in December 1998, of which half was paid on January 4, 1999, with the remainder payable in ten equal monthly installments, plus a final payment, beginning February 1, 1999 and $5,000 contributed by AirNet to Mr. Roy's account under the Savings Plan.

(4) Mr. Strench joined AirNet in April 1996.

(5) Mr. Sumser was appointed Acting Chief Financial Officer, effective January 1, 1999.

GRANTS OF OPTIONS

    The following table sets forth information concerning individual grants of options under the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan (the "Incentive Stock Plan") during the 1998 fiscal year to each of the Named Executive Officers. AirNet has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         % OF                                  POTENTIAL REALIZABLE
                                                                        TOTAL                                    VALUE AT ASSUMED
                                                                       OPTIONS                                   ANNUAL RATES OF
                                                      NUMBER OF       GRANTED TO                                      STOCK
                                                    COMMON SHARES     ASSOCIATES                                PRICE APPRECIATION
                                                      UNDERLYING          IN        EXERCISE                   FOR OPTION TERM (1)
                                                       OPTIONS          FISCAL       PRICE       EXPIRATION    --------------------
NAME                                                 GRANTED (#)         YEAR       ($/SHARE)       DATE        5% ($)    10% ($)
--------------------------------------------------  --------------    ----------    --------    ------------   --------  ----------
Gerald G. Mercer..................................    4,020(2)(3)          1.4%      $24.82       5/26/03      $ 27,566  $   60,914
                                                     45,980(3)(4)         16.0        22.56       5/26/08       652,358   1,653,203
                                                     50,000(3)(5)         17.4        17.50       8/18/08       550,283   1,394,522
Eric P. Roy.......................................   50,000(3)(6)         17.4        22.56       5/26/08(6)    709,393   1,797,741
Donald D. Strench.................................    --                 --           --           --             --         --
William R. Sumser.................................    --                 --           --           --             --         --
Glenn M. Miller...................................    --                 --           --           --             --         --
Guy S. King.......................................    --                 --           --           --             --         --
Kendall W. Wright.................................    --                 --           --           --             --         --

------------------------

(1) The amounts reflected in this table represent assumed rates of appreciation only. Actual realized values, if any, on option exercises will depend on the actual appreciation of the AirNet common shares over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(2) This option was granted on May 27, 1998 and was fully vested on that date.

(3) At the discretion of the Compensation Committee, these options may have stock-for-stock exercise and tax withholding features, which allow the holder, in lieu of paying cash for the exercise price and any tax withholding, to have AirNet commensurably reduce the number of common shares which the holder would otherwise receive upon exercise of the options.

(4) This option was granted on May 27, 1998, became exercisable as to 15,980 common shares on the grant date, will become exercisable with respect to 20,000 common shares on the first anniversary of the date of grant and 10,000 common shares on the second anniversary of the date of grant.

(5) This option was granted on August 19, 1998, and will become exercisable as to 10,000 common shares on the second anniversary of the date of grant and 20,000 common shares on each of the third and fourth anniversaries of the date of grant.

(6) This option was granted on May 27, 1998 and became exercisable with respect to 10,000 common shares on the grant date. The option was to vest with respect to the remaining 40,000 common shares in four equal annual installments beginning on the first anniversary of the grant date; however, upon Mr. Roy's resignation as an executive officer, the option expired as to the unvested portion. The vested portion of the option may be exercised until December 31, 1999.

OPTION EXERCISES AND HOLDINGS

    None of the Named Executive Officers exercised options during the 1998 fiscal year. The following table sets forth information with respect to unexercised options held as of December 31, 1998 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF COMMON SHARES
                                   NUMBER OF                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 COMMON SHARES                                OPTIONS                 IN-THE-MONEY OPTIONS
                                  UNDERLYING                           AT FISCAL YEAR END (#)      AT FISCAL YEAR END ($)(1)
                                    OPTIONS         VALUE REALIZED   --------------------------  ------------------------------
NAME                             EXERCISED (#)            ($)        EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
---------------------------  ---------------------  ---------------  -----------  -------------  -----------  -----------------
Gerald G. Mercer...........                0                 N/A         80,000        80,000     $   1,675              --
Eric P. Roy................                0                 N/A         42,000        40,000         1,500              --
Donald D. Strench..........                0                 N/A         18,000             0         1,000              --
William R. Sumser..........                0                 N/A         23,000             0         1,000              --
Glenn M. Miller............                0                 N/A         23,000             0         1,000              --
Guy S. King................                0                 N/A         23,000             0         1,000              --
Kendall W. Wright..........                0                 N/A              0             0        --                  --

------------------------

(1) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of the common shares on December 31, 1998 ($14.375) less the exercise price of in-the-money options at December 31, 1998.

PERFORMANCE GRAPH

    The following line graph compares the percentage change in AirNet's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of AirNet common shares at the end and the beginning of the measurement period; by (ii) the price of AirNet common shares at the beginning of the measurement period) against the cumulative return of the Russell 2000 and of the NYSE Combined Transportation Index ("NYSE Transportation") for the period from May 30, 1996 to December 31, 1998. The AirNet common shares became registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 30, 1996. The comparison assumes $100 was invested on May 30, 1996 in AirNet common shares and in each of the foregoing indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              ANS     RUSSELL 2000  NYSE TRANSPORTATION
May-96           100           100                   100
Dec-96        105.36        100.63                 105.5
Dec-97        153.57        121.28                139.63
Dec-98        102.68         117.1                144.46

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN AIRNET'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH INCLUDED UNDER "PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS.

    The Compensation Committee of the Board of Directors of AirNet (the "Committee") is comprised of three outside directors, none of whom is or was formerly an officer of AirNet. The Committee has retained outside legal counsel.

    ROLE OF THE COMPENSATION COMMITTEE

    In general, AirNet's compensation program for executive officers consists of three main elements: a base salary, a discretionary bonus and periodic grants of stock options. The Committee believes that it is important to pay competitive salaries but also to make a large proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and long-term interests of AirNet's shareholders. Therefore, bonuses (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to company performance) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by AirNet's shareholders) are important components of the overall compensation package.

    In March 1998, the Committee retained Plante & Moran to perform a comprehensive review of AirNet's compensation policy. The Committee has considered Plante & Moran's recommendations with respect to compensation for the 1998 fiscal year.

    BASE SALARY

    Base salary is reviewed annually and may be adjusted based on individual performance, business unit performance and industry analysis and comparisons. The Committee used information obtained from its compensation consultants, as mentioned above, in setting base salaries in 1998.

    Prior to AirNet's initial public offering, AirNet was treated as an S Corporation for federal tax purposes and comparable state tax laws. As a result of the S Corporation status, the AirNet shareholders were taxed directly on AirNet's income, whether or not the income was distributed, and AirNet was not subject to federal income tax at the corporate level. As a result of the S Corporation status, AirNet's executive officers, and particularly Mr. Mercer, received significant cash distributions in addition to sizable salaries and bonuses, as reflected in the Summary Compensation Table for 1996.

    In connection with the initial public offering, which occurred with only four months remaining in AirNet's 1996 fiscal year, AirNet's compensation arrangements with its executive officers were restructured to reduce the amount of cash compensation, particularly with respect to Mr. Mercer. In addition, AirNet's S Corporation status terminated, as did the income distributions to the shareholders. Mr. Mercer, as AirNet's Chief Executive Officer, recommended the base salaries for the executive officers for the remainder of the 1996 fiscal year, including a reduction of more than 50% for himself, and the Committee accepted Mr. Mercer's recommendation

    BONUS PLAN

    Bonuses are awarded at the discretion of the Committee. In awarding Mr. Mercer's bonus, the Committee focused on AirNet's 1997 performance and the company's stock performance through the time of the award.

    STOCK OPTIONS

    The purpose of the Incentive Stock Plan is to attract and retain key personnel and directors of AirNet and to enhance their interest in AirNet's continued success. The maximum number of AirNet common shares with respect to which awards may be granted under the Incentive Stock Plan is 1,650,000, and the maximum number with respect to which any of the Named Executive Officers may receive stock options in any one year is 200,000.

    During 1998, AirNet granted stock options to Mr. Mercer and Mr. Roy, the details of which are provided in "EXECUTIVE COMPENSATION--Grants of Options." These grants were based upon subjective analyses of each officer's function, salary, length of service, performance and value to AirNet, with no specific weighting given to any specific factor. Mr. Mercer and Mr. Roy were employed by AirNet prior to the initial public offering and took significant reductions in the cash portion of their compensation package as a result of the restructuring in connection with the offering. The Committee believed that it was important to keep them incentivized to continue their performance on behalf of AirNet and its shareholders.

    SECTION 162(M) COMPLIANCE

    Internal Revenue Code Section 162(m) generally prohibits AirNet from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the other four most highly compensated executives required to be named in the Proxy Statement ("Covered Employees"). AirNet may continue to deduct compensation paid to its Covered Employees if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

    The Committee believes that Section 162(m) should not cause AirNet to be denied a deduction for 1998 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF AIRNET:

                                          TONY C. CANONIE, JR., CHAIRMAN
                                          ROGER D. BLACKWELL
                                          J.F. KEELER, JR.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Tony C. Canonie, President, director and part owner of Team Canonie, Inc., serves as a member of the Compensation Committee of AirNet. Eric P. Roy, who served as Executive Vice President, Chief Financial Officer, Chief Operating Officer and director of AirNet until his resignation from those positions effective January 1, 1999, is a part owner and sits on the Board of Directors of Team Canonie, Inc. Neither Mr. Canonie nor Mr. Roy receives compensation from Team Canonie, Inc. and its Board has no compensation committee.

                          TRANSACTIONS WITH MANAGEMENT

    In October 1997, AirNet purchased its corporate and operational headquarters at 3939 International Gateway in Columbus, Ohio for $4.1 million from Mr. Mercer, which represented fair market value as determined by an independent appraisal performed by Kohr Royer Griffith, Inc. In addition, in March, 1998, AirNet purchased a fuel farm, located on Port Authority of Columbus land, from Mr. Mercer for $100,000. In conjunction with the purchases, AirNet assumed Mr. Mercer's 25-year land lease with the Port Authority, which expires on December 31, 2009. The complex has 80,000 square feet, of which AirNet utilizes 70,000 square feet. The remainder is subleased to unrelated third parties. AirNet's headquarters is currently used for operations, aircraft maintenance, vehicle maintenance, general and administrative functions, and training.

    On August 6, 1998, AirNet and Donald D. Strench, the Vice President, Corporate Development of AirNet, entered into an agreement (the "Strench Agreement") providing for the employment of Mr. Strench at an annual base salary of not less than $210,000. The Strench Agreement is terminable by the Company upon six months' notice. As contemplated by the Strench Agreement, on August 28, 1998, AirNet paid Mr. Strench a bonus of $200,000.

    In connection with Mr. Roy's resignation from his positions as AirNet's Executive Vice President, Chief Financial Officer and Chief Operating Officer and as a director of AirNet, effective January 1, 1999, his severance agreement provides for the payment of the aggregate amount of $583,125, half of which was paid on January 4, 1999 and the remaining $291,562.50 has been and will be paid in ten equal monthly installments, plus a final payment, beginning on February 1, 1999. The agreement with Mr. Roy contains confidentiality and noncompetition provisions which prevent him for disclosing confidential information about AirNet and from competing with AirNet for a period of two years.

    In connection with AirNet's initial public offering in 1996, AirNet's pre-existing shareholders, including each of the Named Executive Officers, except Mr. Strench, and certain other executive officers of AirNet, agreed to indemnify AirNet for any corporate level federal income taxes which might be imposed upon AirNet for any period prior to the termination of AirNet's S Corporation status at the time of the closing of the initial public offering in June 1996. As an S Corporation, AirNet was not subject to federal income taxes at the corporate level, and AirNet has no reason to believe that any such corporate level federal taxes will be imposed for any such period.

    In addition, Mr. Mercer has agreed to indemnify AirNet with respect to certain environmental liabilities with respect to underground storage tanks on a Michigan property formerly owned by Mr. Mercer and leased to AirNet. AirNet ceased its operations at this property in 1988, at which time Mr. Mercer sold the property to an unaffiliated third party. The aggregate amount of any such liabilities is estimated by AirNet to be less than $100,000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Ownership of and transactions in the common shares by executive officers, directors and persons who own more than 10% of the common shares are required to be reported to the SEC pursuant to Section 16 of the Exchange Act. Based solely on a review of the copies of reports furnished to AirNet and representations of certain executive officers and directors, AirNet believes that during the year ended December 31, 1998, all reporting requirements were complied with; except Glenn M. Miller, an executive officer of AirNet, filed late one report covering 26 transactions and Jeffrey B. Harris, also an executive officer of AirNet, filed late one report covering two transactions.

                              INDEPENDENT AUDITORS

    AirNet engaged Ernst & Young LLP as its independent auditors to audit its consolidated financial statements for the 1998 fiscal year. Ernst & Young LLP, a certified public accounting firm, has served as AirNet's independent auditors since 1989. AirNet's Audit Committee will make its selection of AirNet's independent auditors for the 1999 fiscal year at its next meeting, which will be held after the Annual Meeting.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    AirNet shareholders seeking to bring business before the 2000 Annual Meeting of Shareholders, or to nominate candidates for election as directors at that Annual Meeting of Shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of AirNet not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made to the shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the date of the 2000 Annual Meeting was mailed or the public disclosure was made. The AirNet Code of Regulations specify certain requirements for a shareholder's notice to be in proper written form. The foregoing requirements will not, however, prevent any shareholder from submitting a shareholder proposal in compliance with Rule 14a-8 of the Exchange Act. Pursuant to Rule 14a-8, proposals by shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be in the form specified in that Rule and received by the Secretary of AirNet no later than December 1, 1999, to be included in AirNet's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to AirNet Systems, Inc., 3939 International Gateway, Columbus, Ohio 43219, Attention: Secretary.

                                 OTHER BUSINESS

    The Board of Directors is aware of no other matter that will be presented for action at the 1999 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

    A copy of AirNet's 1998 Annual Report to Shareholders is being mailed herewith.

    The form of proxy and the Proxy Statement have been approved by the Board of Directors of AirNet and are being mailed and delivered to shareholders by its authority.

                                  REVOCABLE PROXY
                                AIRNET SYSTEMS, INC.
                      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON MAY 14, 1999
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of AirNet Systems, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Gerald G. Mercer the Proxy of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be
held on May 14, 1999, at the Concourse Hotel,     (change of address/comments)
4300 International Gateway, Columbus, Ohio,
at 10:00 a.m., local time, and any               -----------------------------
adjournment(s) thereof, and to vote all of
the common shares of the Company which the       -----------------------------
undersigned is entitled to vote at such Annual
Meeting or at any adjournment(s) thereof:        -----------------------------

                                                 -----------------------------



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
------------------------------------------------------------------------------



                         ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                              AIRNET SYSTEMS, INC.


                                  MAY 14, 1999
                                   10:00 A.M.


                                CONCOURSE HOTEL
                           4300 INTERNATIONAL GATEWAY
                                COLUMBUS, OHIO

/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO ELECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
-------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
-------------------------------------------------------------------------------

                                                 WITHHOLD
1.   TO ELECT AS DIRECTORS OF            FOR     AUTHORITY
THE COMPANY ALL OF THE NOMINEES          / /        / /
LISTED TO SERVE FOR TERMS
OF ONE YEAR EACH (EXCEPT AS
MARKED TO THE CONTRARY BELOW.)*

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "WITHHOLD AUTHORITY" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

        ---------------------------------------------------------------

                                       Gerald G. Mercer
                                       Roger D. Blackwell
                                       Tony C. Canonie, Jr.
                                       Russell M. Gertmenian
                                       J.F. Keeler, Jr.


----------------------------------------------------------- DATE --------------
SHAREHOLDER SIGN ABOVE  -- CO-HOLDER (IF ANY) SIGN ABOVE

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE ABOVE.

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Comments/Address Change  / /

     ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE ABOVE SIGNED ARE HEREBY REVOKED. The above signed acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 14, 1999 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1998.
     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by an authorized person. (Please note any change of address on this proxy card.)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRNET SYSTEMS, INC. PLEASE ACT PROMPTLY--SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

-------------------------------------------------------------------------------
                       - FOLD AND DETACH HERE -


                          AIRNET SYSTEMS, INC.


             PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE
                          ENCLOSED ENVELOPE.